Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Merger

On August 23, 2023 (the “Closing Date”), Pyxis Oncology, Inc., a Delaware corporation (“Pyxis Oncology” or the “Company”), completed the acquisition contemplated by that certain Agreement and Plan of Merger, dated as of May 23, 2023 (the “Merger Agreement”), with Apexigen, Inc., a Delaware corporation (“Apexigen”), and Ascent Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Pyxis Oncology (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Apexigen, with Apexigen surviving as a wholly owned subsidiary of Pyxis Oncology (the “Merger”).

At the effective time of the Merger (the “Effective Time”):

a)

Each share of common stock, par value $0.0001 per share, of Apexigen (“Apexigen Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) treasury shares, and (ii) any shares of Apexigen Common Stock held directly by Pyxis Oncology or Merger Sub) was automatically converted into the right to receive 0.1725 (the “Exchange Ratio”) shares of common stock, par value $0.001 per share, of Pyxis Oncology (“Pyxis Oncology Common Stock”). No fractional shares of Pyxis Oncology Common Stock were issued in connection with the Merger and the number of shares of Pyxis Oncology Common Stock issued to Apexigen stockholders was rounded down to the nearest whole share.

b)

Each option to purchase shares of Apexigen Common Stock (each, an “Apexigen Option”) outstanding immediately prior to the Effective Time was assumed and converted as of the Effective Time into an option to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Option, the number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen Option immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), with an exercise price per share equal to the exercise price per share of such Apexigen Option as of immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent).

c)

Each award of restricted stock units of Apexigen (each, an “Apexigen RSU Award”) outstanding as of immediately prior to the Effective Time was assumed and converted as of the Effective Time into an award of Pyxis Oncology restricted stock units, with substantially similar terms and conditions as were applicable under such Apexigen RSU Award, that covers the number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen RSU Award immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share).

d)

Each warrant to purchase shares of Apexigen Common Stock (each, an “Apexigen Warrant”) outstanding immediately prior to the Effective Time was assumed and converted as of the Effective Time into a warrant to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Warrant, a number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen Warrant immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), with an exercise price per share equal to the exercise price per share of such Apexigen Warrant as of immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent), with any fractional shares to be dealt with in accordance with the terms of such Apexigen Warrant.

Pyxis Oncology issued 4,344,435 shares of Pyxis Oncology Common Stock as a result of the Merger.

Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information is presented to illustrate the effect of the Merger of Pyxis Oncology and Apexigen. The information under the “Unaudited Pro Forma Condensed Combined Statement of Operations” in the table below gives effect to the Merger as if it had occurred on January 1, 2023, the first day of Pyxis Oncology’s fiscal year 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical statement of operations of the Company for the year ended December 31, 2023 and the historical results of operations of Apexigen from January 1, 2023 through August 22, 2023 (the “pre-acquisition period”), giving effect to the acquisition as if it had been completed on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 is not presented as the historical consolidated balance sheet of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 already reflects the effects of the Merger.

The historical consolidated statements of operations of Pyxis Oncology and Apexigen have been adjusted in the accompanying unaudited pro forma condensed combined statement of operations to give effect to the transaction accounting adjustments which are necessary to account for the Merger in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma condensed combined statement of operations does not include any adjustments not otherwise described herein. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical audited financial statements of the Company and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) the unaudited consolidated financial statements of Apexigen and the related notes for the period ended June 30, 2023, included in the Company’s Form 8-K/A filed on October 27, 2023. Further, the unaudited pro forma condensed combined statement of operations and related notes include the unaudited results of operations of Apexigen for the period from July 1, 2023 through August 22, 2023, which were derived from Apexigen’s historical accounting books and records.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The adjustments presented to the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Merger. The financial results may have been different had the companies always been combined. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

PYXIS ONCOLOGY, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2023

(in thousands, except share and per share data)

	Pyxis Oncology as Reported	Apexigen for the Period Ended August 22, 2023	Transaction Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$49,586	$6,279	$271	(a)	$56,136
General and administrative	32,610	17,770	—		50,380
Total operating expenses	82,196	24,049	271		106,516
Loss from operations	(82,196)	(24,049)	(271)		(106,516)
Other income, net:
Interest and investment income	6,630	319	—		6,949
Sublease income	1,776	—	—		1,776
Total other income, net	8,406	319	—		8,725
Net loss	$(73,790)	$(23,730)	$(271)		$(97,791)
Net loss per common share - basic and diluted	$(1.85)				$(2.29)	(b)
Weighted average shares of common stock outstanding - basic and diluted	39,904,603				42,689,802	(b)

See the accompanying notes to unaudited pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The preceding unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical consolidated statements of operations and comprehensive loss of the Company and Apexigen, giving effect to the acquisition as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the acquisition involving the Company and Apexigen under the acquisition method of accounting with the Company as the acquirer in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Both Pyxis Oncology’s and Apexigen’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods of the combined company. Under the acquisition method of accounting, assets acquired and liabilities assumed from Apexigen as of the Closing Date have been recorded by the Company at their respective fair values.

The process of valuing the assets and liabilities of Apexigen immediately prior to the Merger, as well as evaluating accounting policies for conformity, is provisional in nature. The actual accounting may vary based on final analyses of the valuation of assets acquired and liabilities assumed, which could be material. Pyxis Oncology will finalize the accounting for the Merger as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Closing Date.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, or operating synergies that the combined company may achieve as a result of the Merger, any restructuring or other costs to integrate the operations of Pyxis Oncology and Apexigen or the costs necessary to achieve any such cost savings, or operating synergies.

Note 2. Purchase Price

Pursuant to the Merger Agreement, on the Closing Date, the Apexigen Common Stock that was issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.1725 shares of common stock, par value $0.001 per share, of Pyxis Oncology Common Stock. The purchase price was calculated based on the fair value of the common stock of the combined company that Apexigen stockholders owned as of the Closing Date. Accordingly, the accompanying unaudited pro forma condensed combined financial information reflects the purchase price of approximately $10.7 million, which consists of the following (in thousands, except share, per-share information and the exchange ratio):

Amount
Apexigen Common Stock outstanding as of the Effective Time (i)	25,185,491
Exchange ratio	0.1725
Pyxis Oncology Common Stock issued to Apexigen stockholders	4,344,435
Closing price of Pyxis Oncology Common Stock on August 22, 2023 (ii)	$2.2950
Merger consideration	$9,970
Fair value of replacement options and RSUs attributable to pre-combination service (iii)	144
Fair value of replacement warrants (iv)	618
Purchase price	$10,732

(i)	The purchase price was determined based on the number of shares of Apexigen Common Stock of the combined company that Apexigen stockholders owned as of the Effective Time on the Closing Date.

(ii)

The fair value of the Company’s common stock issued as consideration transferred was based on the closing price of Pyxis Oncology common stock as reported on The Nasdaq Global Select Market on the day prior to the Closing Date.

(iii)

Pursuant to the Merger Agreement, at the Closing Date, the Company replaced 4,128,809 Apexigen stock options and 200,000 Apexigen RSUs with approximately 712,181 Pyxis Oncology stock options (“Replacement Options”) and 34,500 Pyxis Oncology RSUs (“Replacement RSU Awards”). The acquisition date fair value of the Replacement Options was determined by the Black-Scholes option-pricing model and the acquisition date fair value attributable to the pre-combination services of $0.1 million is included in the purchase price.

(iv)

Pursuant to the Merger Agreement, at the Closing Date, the Company replaced approximately 5,815,613 Apexigen warrants with approximately 1,003,191 Pyxis Oncology warrants (“Replacement Warrants”). The acquisition date fair value of the Replacement Warrants is $0.6 million, which was determined using the Black-Scholes option-pricing model and is included in the purchase price.

	Assumptions
Expected term (in years)	3.93	-	4.94
Expected volatility		95.0%
Risk-free interest rate	4.36%	-	4.50%
Expected dividend yield		0.00%

Note 3. Purchase Price Allocation

The following table summarizes the preliminary acquisition date fair value of the assets acquired and liabilities assumed as of the Closing Date (in thousands):

Amount
Assets acquired:
Cash and cash equivalents	$6,660
Prepaid expenses and other current assets	519
Intangible assets, net	24,458
Total identifiable assets	$31,637

Liabilities assumed:
Accounts payable	(4,548)
Accrued liabilities	(7,531)
Deferred tax liability, net	(2,164)
Deferred revenue	(6,662)
Total identifiable liabilities	(20,905)

Net assets acquired	$10,732

The assets acquired and liabilities assumed were measured based on management’s estimates of the fair value as of the acquisition date.

Intangible assets, net includes both in-process research and development (“IPR&D”) and definite-lived intangible assets acquired as part of the Merger. IPR&D represents Apexigen's research and development assets, which were in-process, but not yet completed, and which the Company has the opportunity to advance. The definite-lived intangible assets represent royalty rights under certain Apexigen out-licensing agreements that were assumed by the Company upon the Merger Agreement.

The fair value of the intangible assets, including both royalty rights and IPR&D acquired, was determined using the income approach. Under this method, an intangible asset's fair value is equal to the present value of the incremental after-tax cash flows attributable to the intangible asset. The fair value measurements were primarily based on significant inputs not observable in the market and thus represent a Level 3 measurement. The estimates the Company uses are consistent with the plans and estimates that it uses to manage its business. Significant assumptions utilized in the Company’s income approach model include the discount rate, timing of clinical studies and regulatory approvals, the probability of success of its research and development programs, timing of commercialization of these programs, forecasted sales, selling, general and administrative expenses, capital expenditures, as well as anticipated growth rates.

Deferred tax liabilities, net of $2.2 million relates to the difference between the fair value and tax basis of the IPR&D acquired as part of the Merger.

The useful lives of these royalty rights are 3- and 13-years, which were determined based on the terms and conditions underlying the licensing agreements and the expected uses of the assets by the Company. Amortization of defined-lived intangible assets is recorded over the assets’ estimated useful lives on a straight-line basis.

The provisions fair value of the identifiable intangible assets and a preliminary estimate of their useful lives are as follows:

	Estimated Useful Life	Estimated Fair Value
Royalty rights	3 - 13 years	$3,494
IPR&D	Indefinite	20,964
Total		$24,458

The fair value estimates for the intangible assets are considered provisional and subject to adjustment during the measurement period, not to exceed one year after the date of acquisition, as additional information becomes available and as additional analyses are performed.

The acquisition method of accounting is dependent upon certain valuations that are provisional and subject to change. Accordingly, the pro forma adjustments are preliminary and made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the future results of operations and financial position of the combined company.

Note 4 – Pro Forma Adjustments

The pro forma adjustments are based on the available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma adjustments relating to the Apexigen and Pyxis Oncology combined statement of operations are provisional and subject to change, as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined statement of operations including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with (i) the historical audited financial statements of the Company and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) the unaudited consolidated financial statements of Apexigen and the related notes for the period ended June 30, 2023, included in the Company’s Form 8-K/A filed on October 27, 2023.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The following pro forma adjustments included in the pro forma condensed combined statement of operations assume that the Merger was consummated on January 1, 2023, and are based on provisional estimates that could change materially as additional information is obtained.

(a)

Reflects the adjustment to amortization expense to include an estimate of intangible asset amortization of $0.3 million based on the straight-line method for acquired definite-lived intangible assets for the period January 1, 2023 to August 22, 2023.

(b)

The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net loss for the year ended December 31, 2023. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the 4,344,435 shares of Pyxis Oncology Common Stock issued to Apexigen stockholders upon closing of the Merger as if the issuance occurred on January 1, 2023, which would have resulted in an incremental weighted average impact of 2,785,199 shares relative to the historical results which reflected the issuance on August 23, 2023.

Additionally, Pyxis Oncology’s historical general and administrative (“G&A”) expense included in the pro forma condensed combined statement of operations includes approximately $1.7 million of nonrecurring transaction costs in connection with the Merger. Pyxis Oncology also incurred $4.7 million in severance expense in connection with the Merger, of which $1.6 million is included in G&A and $3.1 million is included in research and development (“R&D”) expense. Apexigen’s historical G&A expense includes $5.5 million of nonrecurring transaction costs associated with the Merger.

Note 4 – Income Taxes

Both Pyxis Oncology and Apexigen have a history of generating net operating losses and maintain a full valuation allowance against their net deferred tax assets. As a result, both entities have not previously reflected an income tax benefit or expense within the financial statement period presented. Management has not identified any changes to the income tax positions due to the Merger that would result in an incremental tax expense or benefit. Accordingly, no tax-related adjustments have been reflected for the pro forma adjustments.